Exhibit 99.1

 Forward Air Corporation Reports Record Fourth Quarter and Fiscal 2005 Results;
                    Increases Quarterly Cash Dividend 16.7%

     GREENEVILLE, Tenn.--(BUSINESS WIRE)--Feb. 13, 2006--Forward Air Corporation (NASDAQ:FWRD) today reported record results for the fourth quarter and fiscal year ended December 31, 2005.
     Operating revenue for the quarter ended December 31, 2005 increased to a record $89.1 million from $77.6 million for the same quarter in 2004. Income from operations was $18.6 million, compared with $15.7 million in the prior-year quarter, an increase of 18.5%. Operating expenses were negatively affected during the fourth quarter by $1.3 million ($0.8 million after-tax or $0.03 per fully diluted share) due to the Company's decision to accelerate the vesting of stock options. As a percent of operating revenue, income from operations improved to 20.9% from 20.2% in 2004. Net income during the period increased 20.8% to $12.2 million from $10.1 million in the prior-year quarter. Diluted income per share from operations for the fourth quarter of 2005 was $0.38 compared with $0.31 in the prior-year quarter, an increase of 22.6%.
     Operating revenue for the year ended December 31, 2005 increased to $320.9 million from $282.2 million in 2004. Income from operations was $67.4 million, compared with $53.6 million in the prior year, an increase of 25.7%. Operating expenses during the year were negatively impacted by $1.3 million ($0.8 million after-tax or $0.03 per fully diluted share) due to the Company's decision to accelerate the vesting of stock options. As a percent of operating revenue, income from operations improved to 21.0% from 19.0% in 2004. Pre-tax income for the period increased to $71.2 million from $54.7 million in 2004. In addition to the aforementioned expenses, pre-tax income in 2005 includes a $1.4 million ($0.9 million after-tax or $0.03 per diluted share) gain from a lawsuit settled during the second quarter. Net income during the period increased 30.5% to $44.9 million from $34.4 million in the prior year. Diluted income per share from operations for 2005 was $1.39 compared with $1.05 in 2004, an increase of 32.4%.
     Commenting on the Company's fourth quarter and year-end results, Bruce A. Campbell, President and CEO, said, "2005 was a record year for Forward Air and we are proud of what this Company and its people have accomplished. Our airport-to-airport business, the backbone of our operations, grew at over 16.0% during the year and over 19.0% in the fourth quarter despite essentially two less working days. The year ended strong with average weekly tonnage increasing over 11.0% in the fourth quarter. We also produced record operating income and operating margins, ending 2005 with an industry-leading 21.0% operating margin. The year, and particularly the fourth quarter, weren't without challenges. Logistics and accessorial revenues were flat for the year and down in the fourth quarter.
     "As we enter 2006, we are optimistic as tonnage levels and pricing remain strong. We will continue to work diligently to grow our business and are committed to expanding our profitability in 2006 through a continued focus on superior customer service."
     Commenting further on the fourth quarter and fiscal 2005 results, Andrew C. Clarke, Senior Vice President and CFO, said, "The non-operating expenses associated with the accelerated vesting of options reduced reported operating income by $1.3 million in both the fourth quarter and full year. This 2005 event negatively impacted operating margins by 1.4% and 0.4% during the fourth quarter and full year, respectively. Additionally, we spent $52.3 million repurchasing nearly 1.7 million of the Company's shares last year."

     Cash Dividend

     Additionally, the Board of Directors increased the quarterly cash dividend by 16.7% to $0.07 per share of common stock from $0.06 per share citing the strong cash flow generation of the Company. The cash dividend will be paid on March 31, 2006 to shareholders of record at the close of business on March 17, 2006.

     Review of Financial Results

     Forward Air will hold a conference call to discuss fourth quarter and fiscal 2005 results on Tuesday, February 14, 2006, at 9:00 a.m. EST. The Company's conference call will be available online at www.forwardair.com or by dialing 800-841-9385. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

     About Forward Air

     Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 81 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.


                        FORWARD AIR CORPORATION
              Condensed Statements of Income (Unaudited)
                 (In thousands, except per share data)

                      Three months ended            Year ended
                     ---------------------    ---------------------
                      12/31/05   12/31/04 (a)  12/31/05   12/31/04 (a)
                     ---------------------    ---------------------
Operating revenue     $ 89,072    $77,578      $320,934   $282,197

Operating expenses:
 Purchased
  transportation        37,919     32,938       132,912    118,425
 Salaries, wages and
  employee benefits     18,781     17,336        68,086     62,728
 Operating leases        3,327      3,059        13,486     12,791
 Depreciation and
  amortization           2,310      1,729         8,947      6,817
 Insurance and claims    1,339        836         5,202      5,382
 Other operating
  expenses               6,801      6,028        24,864     22,456
                     ---------------------    ---------------------
Total operating
 expenses               70,477     61,926       253,497    228,599
                     ---------------------    ---------------------
Income from
 operations             18,595     15,652        67,437     53,598
Other income, net          530        411         3,800      1,072
                     ---------------------    ---------------------
Pre-tax income          19,125     16,063        71,237     54,670
Income taxes             6,928      5,969        26,328     20,249
                     ---------------------    ---------------------
Net income            $ 12,197    $10,094      $ 44,909   $ 34,421
                     =====================    =====================

Income per share:
 Basic                $   0.39    $  0.31      $   1.41    $  1.07
 Diluted              $   0.38    $  0.31      $   1.39    $  1.05

Weighted average shares
 outstanding:
 Basic                  31,311     32,397        31,847     32,310
 Diluted                31,902     33,089        32,419     32,940


                        FORWARD AIR CORPORATION
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                               12/31/05    12/31/04
                                              ----------- ------------
                                              (Unaudited) Audited (b)
Assets:
 Cash and short-term investments               $  79,332   $  111,678
 Other current assets                             57,876       47,744
 Property and equipment, net                      47,222       37,286
 Other assets                                     28,645       17,845
                                              ----------- ------------
Total assets                                   $ 213,075   $  214,553
                                              =========== ============

Liabilities and Shareholders' Equity:
 Current liabilities                              25,965       25,657
 Long-term obligations                             8,294        7,893
 Shareholders' equity                            178,816      181,003
                                              ----------- ------------
Total liabilities and shareholders' equity     $ 213,075   $  214,553
                                              =========== ============

(a) Income per share has been restated to give effect to a three-for-two stock split declared in February 2005.
(b) Taken from audited financial statements, which are not presented in their entirety.


     Important Information

     This press release contains "forward-looking statements," as defined in
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


     CONTACT: Forward Air Corporation
              Andrew C. Clarke, 423-636-7000
              aclarke@forwardair.com